Exhibit 3.11

SECOND AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

NEXEO SOLUTIONS HOLDINGS, LLC

a Delaware limited liability company

This Second Amendment to Amended and Restated Limited Liability Company Agreement of Nexeo Solutions Holdings, LLC is made and entered into as of this 24th day of December, 2011 (the “Amendment”) by and among Nexeo Solutions Holdings, LLC, a Delaware limited liability company (the “Company”), and TPG Accolade, L.P. (the “Sponsor”).

Capitalized terms used herein but not otherwise defined herein shall have the meanings ascribed to them in that certain Amended and Restated Limited Liability Company Agreement of the Company, executed and agreed to as of April 1, 2011 (as amended by the First Amendment to Amended and Restated Limited Liability Company Agreement of the Company, executed and agreed as of July 29, 2011 and hereby, and including all exhibits and schedules thereto, the “LLC Agreement”), by and among the Company and each party signatory thereto in its capacity as a Member of the Company.

W I T N E S S E T H:

WHEREAS, Section 12.5(a) of the LLC Agreement provides that the LLC Agreement may be amended, modified, supplemented or restated by the Sponsor (without the consent of any other Persons); and

WHEREAS, pursuant to the foregoing authority, the Sponsor desires to amend the LLC Agreement as set forth herein.

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements as set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Section 1. Amendments to LLC Agreement

(a) Amendment to Section 6.1(b) and Section 6.1(c). Section 6.1(b) and Section 6.1(c) are hereby amended by deleting the first three sentences of Section 6.1(c) and inserting them at the end of Section 6.1(b) as a new paragraph thereof.

(b) Amendment to Section 6.1(g). Section 6.1(g) is hereby amended by deleting the word “this” from the last sentence thereof.

(c) Amendment to Section 8.2(a). Section 8.2(a) is hereby deleted in its entirety and replaced with the following:

“Notwithstanding Section 8.1, and for the avoidance of doubt, the Board does not have the authority to do or permit to be done any of the following without the consent of the Sponsor:

(i) cause the Company to make an election inconsistent with Section 10.7;

(ii) approve the liquidation and winding up of the Company in accordance with Section 11.1(a)(i);

(iii) compromise the liability of any Member for Capital Contributions or for distributions in violation of the Act;

(iv) cause the Company to file for Bankruptcy protection, or make, execute or deliver any assignment for the benefit of creditors or any bond or confession of judgment; or

(v) do any act in contravention of this Agreement.”

(d) Amendment to Section 12.7(b). Section 12.7(b) is hereby amended by deleting the word “any” from the second line of the first sentence thereof.

(e) Amendment to Exhibit A. The definition of “Award Agreement” is hereby amended by deleting the word “restricted” from the third line thereof.

(f) Amendment to Exhibit A. The definition of “Permitted Transferee” is hereby deleted in its entirety and replaced with the following:

““Permitted Transferee” means:

(a) with respect to any holder of Units who is a natural person, (i) the Relatives of such holder, (ii) any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are such holder or Relatives of such holder and (iii) the heirs of any deceased holder; and

(b) with respect to any holder of Units that is an entity, any trust, family partnership or family limited liability company, the sole beneficiaries, partners or members of which are the holders of Equity Interests in such holder who are natural persons or Relatives of such natural persons.”

Section 2. General Provisions.

(a) Modifications. No amendments or modifications of this Amendment shall be valid unless such amendments or modifications are made in accordance with Section 12.5 of the LLC Agreement.

(b) Counterparts. This Amendment may be executed in any number of counterparts (including facsimile or other electronic counterparts), all of which together shall constitute a single instrument, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered (including by facsimile or other electronic means) to the each of the other parties hereto.

(c) Governing Law. THIS AMENDMENT IS GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES OF SUCH STATE.

(d) Partial Invalidity. If any term, provision, covenant or condition of this Amendment is held by a court of competent jurisdiction to be invalid, void or unenforceable, the rest of this Amendment shall remain in full force and effect and in no way be affected, impaired or invalidated.

(e) Effect of the Amendment. Except as amended by this Amendment, all other terms of the LLC Agreement shall continue in full force and effect and remain unchanged and are hereby confirmed in all respects by the parties hereto.

[Signature Page Follows]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound, have caused this Amendment to be executed as of the date first set forth above.

COMPANY: NEXEO SOLUTIONS HOLDINGS, LLC

By:	/s/ Michael B. Farnell, Jr.
Name:
Title:

SPONSOR: TPG ACCOLADE, L.P.

By:	TPG VI AIV SLP SD, L.P., its general partner

By:	TPG GenPar VI, L.P., its general partner

By:	TPG GenPar VI Advisors, LLC, its general partner

By:	/s/ Ronald Cami
Name: Ronald Cami
Title: Vice President

SECOND AMENDMENT TO

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF NEXEO SOLUTIONS HOLDINGS, LLC

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